UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2026
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	VRA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

On March 12, 2026, Vera Bradley, Inc. (the “Company”) announced that Ian Bickley has been appointed Chief Executive Officer and Chairman of the Board of Directors, effective March 12, 2026. Mr. Bickley has served as the Company's Executive Chair and Interim Chief Executive Officer since June, 2025.

Mr. Bickley, age 62, has served as a member of the Company’s Board of Directors since November 2024. Mr. Bickley has served on the Board of Directors at Crocs since 2015 and Brilliant Earth since 2021. Mr. Bickley most recently served as a Strategic Advisor for MycoWorks and previously serviced as Interim Chief Executive Officer of The Body Shop. Mr. Bickley previously held numerous leadership roles during his nearly 25-year tenure with Coach, including serving as the President of the company's International Group for over ten years.

Mr. Bickley's employment agreement with the Company will continue through the end of the Company's fiscal year ending on or about February 3, 2029, provided that the employment agreement renews automatically for a one-year period after that date unless either party gives notice of its intent not to renew.

Under the employment agreement, Mr. Bickley's initial annual base salary will be $750,000. Mr. Bickley will have a target annual fiscal bonus of 100% of his base salary, with a maximum annual cash bonus of up to 200% of his annual base salary. Mr. Bickley will become eligible for participation in the Company's annual bonus plan for the 2027 fiscal year. Mr. Bickley will also be eligible to participate in the Company’s 2020 Equity and Incentive Plan (the “Equity Plan”). For the Company’s 2027 fiscal year, Mr. Bickley's equity-based compensation grant will have an economic value at grant of $1,500,000. As of the effective date, Mr. Bickley will receive restricted stock units under the Equity Plan in an amount equal to the result of dividing $500,000 by the Company’s closing stock price on the date of the grant (the “Sign-On Award”). The Sign-On Award shall vest on each of the first three anniversaries of the date of grant.

Under the Employment Agreement, if the Company terminates Mr. Bickley's employment without Cause or Mr. Bickley terminates his employment for Good Reason (each as defined in the Employment Agreement), Mr. Bickley will be entitled to (i) the accrued amounts, as soon as reasonably practicable following the date of termination, (ii) any Bonus earned in the fiscal year prior to the employment termination that has not yet been paid, (iii) a pro rata portion of the amount of Bonus, if any, that he would have received for the year in which his employment terminated, (iv) a lump sum payment equal to one and a half times the sum of his Base Salary for the fiscal year of termination, and (v) immediate accelerated full vesting of the time-based restricted stock units under the Sign-On Award. All other equity compensation awards outstanding shall vest as if he was employed for eighteen months following his termination date, unless the terms of the plan or agreement under which such awards were granted would allow for more favorable vesting treatment for Mr. Bickley. To the extent that Mr. Bickley remains on the Board of Directors after he leaves the employment, no award shall be forfeited, and all awards shall continue to vest until such time as Mr. Bickley is no longer a member of the Corporation’s Board of Directors. He will also receive monthly cash reimbursement of COBRA premiums.

If the Company terminates Mr. Bickley’s employment without Cause or Mr. Bickley terminates his employment for Good Reason and such termination is within 24 months after a Change in Control of the Company, Mr. Bickley will receive, in addition to the payments and benefit described in the preceding sentence, (i) an additional lump sum payment equal to one and a half times his Base Salary, (ii) in exchange for his continued compliance with the Restrictive Covenants set forth in the Employment Agreement after the Change in Control, an additional lump sum payment equal to his Base Salary, (iii) any equity compensation awards held shall become fully vested and non-forfeitable. If the payments and benefits to Mr. Bickley under the Employment Agreement, together with all other amounts payable to his following a Change in Control (the “Total Payments”), would be subject to an excise tax under the provisions of Code Section 4999 (the “Excise Tax”), then Mr. Bickley will receive either the Total Payments or the Total Payments will be reduced so that the amount of the Total Payments (after reduction) is $1.00 less than the amount that would cause the payments to be subject to the Excise Tax, which would provide his with a greater after-tax value of amounts received.

There are no arrangements or understandings between Mr. Bickley and any other person pursuant to which he was appointed as Chief Executive Officer. There are no family relationships between Mr. Bickley and any director or executive officer of the Company, and Mr. Bickley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is a summary of the material terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

(e) Compensatory Arrangements of Certain Officers.

Effective immediately, Martin Layding, the Company's current Chief Financial Officer, will assume the additional responsibilities of Chief Operating Officer, in addition to his existing role. In connection with his expanded role, Mr. Layding will receive an increase in annual base salary from $475,000 to $550,000.

(b) Departure of Directors or Certain Officers.

Mark Dely, the Company's current Chief Administrative & Legal Officer and Corporate Secretary, will be leaving the Company effective June 27, 2026. Mr. Dely's severance is in accordance with the Company's 2014 Executive Severance Plan (the “Plan”), as amended May 30, 2018 (incorporated by reference to Exhibit 10.4 to the Annual Report on Form 10-K for the fiscal year ended February 2, 2019). The foregoing description is qualified in its entirety by reference to the plan.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Employment Agreement dated March 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: March 13, 2026	/s/ Mark C. Dely
Mark C. Dely Chief Administrative Officer